Exhibit 99.2
EXECUTION COPY
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AMERICAN GENERAL FINANCE CORPORATION
and
AMERICAN GENERAL FINANCE, INC.

364-DAY CREDIT AGREEMENT
dated as of July 10, 2008

$2,450,000,000

CITIBANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC,
BNP PARIBAS,
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
DEUTSCHE BANK AG NEW YORK BRANCH,
HSBC BANK USA, NATIONAL ASSOCIATION,
MERRILL LYNCH BANK USA
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agents

CITIGROUP GLOBAL MARKETS INC.,
and
J.P. MORGAN SECURITIES INC.,
as Co-Lead Arrangers and Joint Bookrunners
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TABLE OF CONTENTS
          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.
(i)

(ii)

Page
11.12 Treatment of Certain Information; Confidentiality	61
11.13 USA PATRIOT Act	62
ANNEX 1 Commitments

EXHIBIT A-1	—	Form of Syndicated Note
EXHIBIT A-2	—	Form of Money Market Note
EXHIBIT B	—	Form of Opinion of General Counsel to the Borrowers
EXHIBIT C	—	Form of Opinion of Special New York Counsel
to the Administrative Agent
EXHIBIT D	—	Form of Money Market Quote Request
EXHIBIT E	—	Form of Money Market Quote
EXHIBIT F	—	Form of Confidentiality Agreement
EXHIBIT G	—	Form of Termination Letter
EXHIBIT H	—	Form of Accession Agreement
(iii)

          364-DAY CREDIT AGREEMENT dated as of July 10, 2008, between:
          AMERICAN GENERAL FINANCE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Indiana (the “Company” or “AGFC”);
          AMERICAN GENERAL FINANCE, INC., a corporation duly organized and validly existing under the laws of the State of Indiana (“AGFI” and, together with the Company, the “Borrowers”);
          Each of the lenders that is a signatory hereto identified under the caption “BANKS” on the signature pages hereto or that, pursuant to Section 2.04(c) hereof, Section 2.11 hereof or Section 11.06(b) hereof, shall become a “Bank” hereunder (individually, a “Bank” and, collectively, the “Banks”); and
          CITIBANK, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
          The Borrowers have requested that the Banks make loans to the Borrowers in an aggregate principal amount not exceeding $2,450,000,000 at any one time outstanding. The Banks are prepared to make such loans upon the terms and conditions hereof, and accordingly, the parties hereto agree as follows:
          Section 1. Definitions and Accounting Matters.
          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
          “Activities” shall have the meaning assigned to such term in Section 10.02(b) hereof.
          “Additional Commitment Bank” shall have the meaning assigned to such term in Section 2.11(b) hereof.
          “Additional Costs” shall have the meaning assigned to such term in Section 5.01(a) hereof.
          “Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent, with a copy of each completed Administrative Questionnaire delivered to the Company.
          “Advance Date” shall have the meaning assigned to such term in Section 4.06 hereof.

          “Affiliate” shall mean, as to any Person, any other Person that controls, is controlled by or is under common control with such Person. As used in this definition, “control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).
          “Agent’s Group” shall have the meaning assigned to such term in Section 10.02(b) hereof.
          “AGFC Rating” shall mean the Moody’s Rating for AGFC or the Standard & Poor’s Rating for AGFC.
          “AGFI Rating” shall mean the Moody’s Rating for AGFI or the Standard & Poor’s Rating for AGFI.
          “AIG” shall mean American International Group, Inc., a Delaware corporation.
          “Applicable Facility Fee Rate” shall mean, for any Rating Level for the AGFC Ratings specified below, the percentage set forth below opposite the reference to the Applicable Facility Fee Rate for such Rating Level:

	Rating	Rating	Rating	Rating	Rating
AGFC Rating	Level 1	Level 2	Level 3	Level 4	Level 5
Applicable Facility Fee Rate	0.06%	0.08%	0.10%	0.125%	0.15%
; provided that (A) if AGFC Ratings shall be within different Rating Levels at any time (i.e., “split ratings”), the relevant Rating Level shall be the higher of the two relevant Rating Levels, unless such Rating Levels differ by more than one Rating Level, in which case the Rating Level shall be one Rating Level above the lower of the two relevant Rating Levels and (B) for this purpose Rating Level 1 is the highest Rating Level and Rating Level 5 is the lowest Rating Level. Any change in the Applicable Facility Fee Rate by reason of a change in the Moody’s Rating or the Standard & Poor’s Rating shall become effective on the effective date of such changed Rating.
          “Applicable Lending Office” shall mean, for each Bank and for each Type of Loan, such office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.
          “Applicable Margin” shall mean, for any day, (a) (i) with respect to any Base Rate Loan, the applicable LIBOR Market Rate Spread minus 1.00% (provided that the Applicable Margin with respect to Base Rate Loans under this clause (i) shall in no event be less than zero) and (ii) with respect to any Eurodollar Loan, the applicable LIBOR Market Rate Spread, plus (b) with respect to any Base Rate Loan or Eurodollar Loan which is a Term Loan, the Applicable Term Loan Premium.

          “Applicable Term Loan Premium” shall mean 0.35% per annum.
          “Assuming Bank” shall have the meaning assigned to such term in Section 2.12 hereof.
          “Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
          “Base Rate” shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.
          “Base Rate Loans” shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.
          “Business Day” shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation as, Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.
          “Citibank” shall mean Citibank, N.A.
          “Class” shall have the meaning assigned to such term in Section 1.03 hereof.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          “Commitment” shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite such Bank’s name on Annex 1 hereto under the caption “Commitment” (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.04, Section 2.11, Section 2.12 or Section 11.06(b) hereof).
          “Commitment Increase” shall have the meaning assigned to such term in Section 2.12 hereof.
          “Commitment Increase Date” shall have the meaning assigned to such term in Section 2.12 hereof.
          “Commitment Termination Date” shall mean July 9, 2009, as the same may be extended pursuant to Section 2.11 hereof; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

          “Consent Date” shall have the meaning assigned to such term in Section 2.11(a) hereof.
          “Consolidated Net Worth” shall mean the Company’s total shareholder’s equity minus the amount of accumulated other comprehensive income or loss as shown on the Company’s consolidated balance sheet.
          “Continue”, “Continuation” and “Continued” shall refer to the continuation pursuant to Section 2.09 hereof of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.
          “Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with either Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
          “Convert”, “Conversion” and “Converted” shall refer to a conversion pursuant to Section 2.09 or 5.04 hereof of one Type of Syndicated Loans into another Type of Syndicated Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.
          “Credit Default Swap Spread” shall have the meaning assigned to such term in the definition of “LIBOR Market Rate Spread”.
          “Data Provider” shall have the meaning assigned to such term in Section 10.10 hereof.
          “date of this Agreement” and “date hereof” shall mean July 10, 2008.
          “Debt” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business), (b) all obligations of such Person as lessee which shall have been or should be recorded as capital leases in accordance with generally accepted accounting principles, (c) all obligations of others secured by a mortgage, pledge, deposit, lien, security interest, charge or other similar encumbrance in respect of any asset of such Person, whether or not such obligations are assumed by such Person and (d) all obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of the obligations of others of the kinds referred to in clauses (a) and (b) above; provided that “Debt” shall not include any guarantee, cash deposit or other recourse obligation in connection with the sale, securitization or discount by such Person of finance or accounts receivables, trade acceptances or other paper arising in the ordinary course of its business.
          “Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          “Designated User” shall mean any individual recipient of the Markit Data who is from time to time authorized by a Bank or the Administrative Agent to access and use the Markit Data on behalf of such Bank or the Administrative Agent in connection with this Agreement. For the avoidance of doubt, each Bank or the Administrative Agent may have as many Designated Users within their respective firms (or affiliates thereof) as such Bank or the Administrative Agent, as applicable, so determines for these purposes.
          “Dollars” and “$” shall mean lawful money of the United States of America.
          “Effective Date” shall mean July 10, 2008, subject to the satisfaction and/or waiver of all of the conditions set forth in Section 6.01 hereof.
          “Eligible Assignee” shall mean (a) a Bank or (b) any Affiliate of a Bank, provided that such Affiliate (i) is not primarily engaged in the insurance or mutual fund business and (ii) holds two ratings relating to its unsecured, long-term, senior debt securities from nationally recognized rating agencies that are equivalent to or higher than such ratings of the assigning Bank.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
          “Eurodollar Loans” shall mean Syndicated Loans that bear interest at rates based on rates referred to in the definition of “Fixed Base Rate” in this Section 1.01.
          “Event of Default” shall have the meaning assigned to such term in Section 9 hereof.
          “Excluded Taxes” shall mean any present or future taxes, levies, imposts or other assessments or charges imposed on, or measured by, the overall net income of any Bank (or of any Applicable Lending Office of such Bank) by the jurisdiction in which such Bank is organized or has its principal office (or in which such Applicable Lending Office is located).
          “Existing Commitment Termination Date” shall have the meaning assigned to such term in Section 2.11(a) hereof.
          “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the weighted average of quotations for such transactions received by the Administrative Agent on such Business Day from three Federal funds brokers selected by the Administrative Agent.

          “Fixed Base Rate” shall mean, with respect to any Fixed Rate Loan for any Interest Period therefor:
     (a) the rate per annum (rounded to the nearest 1/16 of 1%) appearing on Reuters Page LIBOR01 (or such other page as may replace that page in that service), at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for such Loan, for Dollar deposits in the London interbank market having a term comparable to such Interest Period and in an amount of $1,000,000 or more; or
     (b) if such rate does not appear on Reuters Page LIBOR01 (or such other page as may replace that page in that service), (i) the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by at least two Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for such Loan for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more; or (ii) if fewer than two Reference Banks furnish timely information to the Administrative Agent for purposes of determining the Fixed Base Rate, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for such Loan, for making loans in an amount of $1,000,000 or more in Dollars to leading European banks having a term comparable to such Interest Period.
          “Fixed Rate Loans” shall mean Eurodollar Loans and, for the purposes of the definitions of “Fixed Base Rate” and “Interest Period” in this Section 1.01 and in Section 5 hereof, LIBOR Market Loans.
          “Form W-8BEN” and “Form W-8ECI” shall have the respective meanings assigned to such terms in Section 5.06(a) hereof.
          “Increasing Bank” shall have the meaning assigned to such term in Section 2.12 hereof.
          “Indemnified Tax” shall have the meaning assigned to such term in Section 5.06(c) hereof.
          “Interest Period” shall mean:
     (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the relevant Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;
     (b) with respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the relevant Borrower may select as provided in Section 2.03(b) hereof; and
     (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the relevant Borrower may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.
Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date in existence at the time such Interest Period is selected (or deemed to have been selected) pursuant to Section 4.05 hereof, such Interest Period will not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Fixed Rate Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if any Interest Period would otherwise be a shorter period, such Interest Period shall not be available hereunder.
          “LIBO Margin” shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.
          “LIBOR Auction” shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the Fixed Base Rate pursuant to Section 2.03 hereof.
          “LIBOR Market Loans” shall mean Money Market Loans interest rates on which are determined on the basis of Fixed Base Rates pursuant to a LIBOR Auction.
          “LIBOR Market Rate Spread” shall mean, at any time with respect to any Syndicated Loan, a percentage rate per annum equal to the Company’s one-year credit default swap mid-rate spread (the “Credit Default Swap Spread”) (as provided by Markit to the Administrative Agent); provided that the LIBOR Market Rate Spread with respect to any Syndicated Loan to any Borrower shall in no event be (a) less than 0.50% or (b) greater than the Maximum LIBOR Market Rate Spread applicable to such Borrower. The LIBOR Market Rate Spread will be set (i) with respect to each Eurodollar Loan, on the date which is two Business Days prior to the first day of each Interest Period for such Eurodollar Loan and (ii) with respect to Base Rate Loans, on the Effective Date and, thereafter, quarterly on the first Business Day of January, April, July and October of each year (in each case, based on the Credit Default Swap Spread as calculated by Markit after the close of business on the immediately preceding Business Day). If for any reason the Credit Default Swap Spread is not available or is not provided by Markit to the Administrative Agent by 11:00 a.m. New York City time on any date of determination of the Credit Default Swap Spread, the Company and the Banks shall negotiate in good faith, for a period of up to 30 days thereafter (such 30-day period, the “Negotiation Period”), to agree on an alternative method for establishing the LIBOR Market Rate Spread; provided that (x) the LIBOR Market Rate Spread on any date of determination thereof in accordance with this definition which falls during the Negotiation Period shall be based upon the then most recently available Credit Default Swap Spread and (y) if no such alternative method is agreed upon during the Negotiation Period, the LIBOR Market Rate Spread with respect to Syndicated Loans to any Borrower shall be the LIBOR Market Spread determined under clause (x) above and increased by (A) 0.25% on the first Business Day following the expiration of the Negotiation Period (the “Initial Rate Increase Date”) and (B) an additional 0.25% on each succeeding 90-day anniversary of the Initial Rate Increase Date (or if such 90th day is not a Business Day, on the immediately succeeding Business Day), in each case, so long as the Credit Default Swap Spread remains unavailable or is not provided by Markit and an alternative method for establishing the LIBOR Market Rate Spread has not been agreed upon by the Company and the Banks hereunder; provided that the LIBOR Market Rate Spread with respect to Syndicated Loans to any Borrower determined in accordance with this clause (y) shall in no event be greater than the Maximum LIBOR Market Rate Spread applicable to such Borrower.
          “Loans” shall mean Syndicated Loans and Money Market Loans.
          “Majority Banks” shall mean Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.
          “Markit” shall mean Markit Group Limited.
          “Markit Data” shall have the meaning assigned to such term in Section 10.10 hereof.
          “Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (so long as AGFI is a Borrower hereunder) AGFI and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or of the Notes and (c) the rights and remedies of the Banks and the Administrative Agent hereunder and under the Notes.
          “Maximum LIBOR Market Rate Spread” shall mean (a) with respect to Syndicated Loans made to AGFC, the percentage set forth opposite the reference to the Maximum LIBOR Market Rate Spread for the relevant AGFC Rating specified below and (b) with respect to Syndicated Loans made to AGFI, the percentage set forth opposite the reference to the Maximum LIBOR Market Rate Spread for the relevant AGFI Rating specified below, as applicable:

		< A-/A3 and
AGFC Rating or AGFI Rating	> A-/A3	> BBB-/ Baa3	< BBB-/Baa3
Maximum LIBOR Market Rate Spread	2.50%	3.50%	4.50%
; provided that (A) if AGFC Ratings shall be within different rating levels at any time (i.e., “split ratings”), the relevant Rating shall be the higher of the two relevant rating levels, unless such rating levels differ by more than one rating level, in which case the rating level shall be one rating level above the lower of the two relevant rating levels, (B) (i) if the AGFI Ratings shall be within different rating levels at any time, the relevant Rating shall be the lower of the two relevant rating levels, unless such rating levels differ by more than one rating level, in which case the rating level shall be one rating level above the lower of the two relevant rating levels and (ii) if at any time AGFI shall not have a Rating from one of the Rating Agencies, the AGFI Rating for such Rating Agency shall be deemed to be one rating level below the Rating of such Rating Agency for AGFC and the relevant AGFI Rating shall be determined accordingly and (C) for this purpose a ratings level shall be the comparable ratings level for the Moody’s Rating and the Standard & Poor’s Rating (i.e., ratings of A-/A3 are the same ratings level). Any change in the Maximum LIBOR Market Spread by reason of a change in the Moody’s Rating or the Standard & Poor’s Rating shall become effective on the effective date of such changed Rating.
          “Money Market Borrowing” shall have the meaning assigned to such term in Section 2.03(b) hereof.
          “Money Market Loan Limit” shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.
          “Money Market Loans” shall mean the loans provided for by Section 2.03 hereof.
          “Money Market Notes” shall mean the promissory notes provided for by Section 2.08(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.
          “Money Market Quote” shall mean an offer in accordance with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.
          “Money Market Quote Request” shall have the meaning assigned to such term in Section 2.03(b) hereof.
          “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
          “Moody’s Rating” shall mean, as of any date, the rating most recently published by Moody’s relating to the unsecured, long-term, senior debt securities of the Company or (solely for purposes of determining the Maximum LIBOR Market Rate Spread for Syndicated Loans made to AGFI) AGFI, as applicable.

          “Multiemployer Plan” shall mean a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which either Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
          “Non-extending Bank” shall have the meaning assigned to such term in Section 2.11(a) hereof.
          “Non-Recourse Debt” shall mean Debt of the Company or any Subsidiary or (so long as AGFI is a Borrower hereunder) AGFI as to which neither the Company, any Subsidiary nor AGFI, as the case may be, (i) provides credit support (whether or not in the form of an undertaking, agreement or instrument which would constitute Debt) or (ii) is directly or indirectly liable (including with respect to representations, warranties and indemnities relating thereto), except, in each case, for the Property serving as security therefor.
          “Notes” shall mean the Syndicated Notes and the Money Market Notes.
          “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Administrative Agent.
          “Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Administrative Agent.
          “Participant” shall have the meaning assigned to such term in Section 11.06(c) hereof.
          “Payor” shall have the meaning assigned to such term in Section 4.06 hereof.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).
          “Plan” shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained, sponsored or contributed to by either Borrower or any of its Subsidiaries or, with respect to such a plan that is subject to Title IV of ERISA, by any member of the Controlled Group.
          “Post-Default Rate” shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the “Post-Default Rate” for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).
          “Prime Rate” shall mean the rate of interest publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Principal Office” shall mean the principal office of Citibank, located on the date hereof at 399 Park Avenue, New York, New York 10022.
          “Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
          “Quarterly Dates” shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.
          “Quotation Date” shall have the meaning assigned to such term in Section 2.03(b)(v) hereof.
          “Rating” shall mean the Moody’s Rating or the Standard & Poor’s Rating.
          “Rating Agency” shall mean Moody’s or Standard & Poor’s.
          “Rating Level” shall mean a Rating Level 1, a Rating Level 2, a Rating Level 3, a Rating Level 4 or a Rating Level 5; provided that:
     (i) “Rating Level 1” shall mean a period during which the Moody’s Rating is at or above Aa2 or the Standard & Poor’s Rating is at or above AA;
     (ii) “Rating Level 2” shall mean a period that is not a Rating Level 1 during which the Moody’s Rating is at or above A1 or the Standard & Poor’s Rating is at or above A+;
     (iii) “Rating Level 3” shall mean a period that is not a Rating Level 1 or a Rating Level 2 during which the Moody’s Rating is at or above A2 or the Standard & Poor’s Rating is at or above A;
     (iv) “Rating Level 4” shall mean a period that is not a Rating Level 1, a Rating Level 2 or a Rating Level 3 during which the Moody’s Rating is at or above A3 or the Standard & Poor’s Rating is at or above A-; and
     (v) “Rating Level 5” shall mean a period that is not a Rating Level 1, a Rating Level 2, a Rating Level 3 or a Rating Level 4.

          “Reference Banks” shall mean the principal London offices of Citibank, JPMorgan Chase Bank, N.A. and Barclays Bank PLC (or their respective Applicable Lending Offices, as the case may be).
          “Regulations A, D, U and X” shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
          “Regulatory Change” shall mean, with respect to any Bank, any change after the Effective Date in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
          “Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.
          “Replaced Bank” shall have the meaning assigned to such term in Section 2.04(c) hereof.
          “Replacement Bank” shall have the meaning assigned to such term in Section 2.04(c) hereof.
          “Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
          “Required Payment” shall have the meaning assigned to such term in Section 4.06 hereof.
          “Responsible Officer” shall mean, with respect to any Borrower, the President, any Executive Vice President, any Senior Vice President, the Treasurer, the Secretary or any Assistant Treasurer of such Borrower.
          “SEC” shall mean the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.
          “Set Rate” shall have the meaning assigned to such term in Section 2.03(c)(ii)(D) hereof.

          “Set Rate Auction” shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.
          “Set Rate Loans” shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.
          “Single Employer Plan” shall mean a Plan subject to Title IV of ERISA maintained the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group, other than a Multiemployer Plan.
          “Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, or any successor thereto.
          “Standard & Poor’s Rating” shall mean, as of any date, the rating most recently published by Standard & Poor’s relating to the unsecured, long-term, senior debt securities of the Company or (solely for purposes of determining the Maximum LIBOR Market Rate Spread for Syndicated Loans made to AGFI) AGFI, as applicable.
          “Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, “Subsidiary” shall mean a Subsidiary of the Company.
          “Support Agreement” shall mean the Support Agreement dated as of July 10, 2008 between AGFC and AIG, as amended, supplemented or otherwise modified from time to time.
          “Syndicated Loans” shall mean the loans provided for by Section 2.01 hereof (including, without limitation, the Term Loans), which may be Base Rate Loans and/or Eurodollar Loans.
          “Syndicated Notes” shall mean the promissory notes provided for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.
          “Tax Event” shall have the meaning assigned to such term in Section 5.06(b) hereof.
          “Term Loan” shall have the meaning assigned to such term in Section 2.01(b) hereof.

          “Termination Letter” shall have the meaning assigned to such term in Section 2.10 hereof.
          “Type” shall have the meaning assigned to such term in Section 1.03 hereof.
          “Unfunded Liabilities” shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.
          “U.S. Person” and “U.S. Taxes” shall have the respective meanings assigned to such terms in Section 5.06(a) hereof.
          “Voting Stock” shall mean stock or other interests evidencing ownership in a corporation, partnership, limited liability company or trust which ordinarily has voting power for the election of directors, or other persons performing equivalent functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
          1.02 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Banks hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time.
          1.03 Classes and Types of Loans. Loans hereunder are distinguished by “Class” and by “Type”. The “Class” of a Loan refers to whether such Loan is a Money Market Loan or a Syndicated Loan, each of which constitutes a Class. The “Type” of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.
          Section 2. Commitments, Loans, Notes and Prepayments.
          2.01 Loans.
          (a) Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrowers in Dollars during the period from and including the Effective Date to but not including the Commitment Termination Date in an aggregate principal amount as to all Borrowers at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time; provided that (i) the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time and (ii) the aggregate principal amount of all Syndicated Loans made to AGFI, together with the aggregate principal amount of all Money Market Loans made to AGFI, at any one time outstanding shall not exceed $400,000,000. Subject to the foregoing and the other terms and conditions of this Agreement, during such period any Borrower may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Syndicated Loans of one Type into Syndicated Loans of another Type (as provided in Section 2.09 hereof) or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type (as provided in Section 2.09 hereof); provided that there may be no more than ten different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous).
          (b) Notwithstanding anything to the contrary contained in Section 3.01, each Borrower may, by notice to the Administrative Agent not later than 11:00 a.m. (New York City time) three Business Days prior to the Commitment Termination Date, convert all Syndicated Loans made to it that are outstanding on the Commitment Termination Date into term loans in Dollars (such converted loans, each a “Term Loan” and collectively, the “Term Loans”) which shall mature, and be due and payable, on the date which is the first anniversary of the Commitment Termination Date (or, if such date is not a Business Day, the next preceding Business Day); provided that, both on the date of such notice and on the Commitment Termination Date, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrowers set forth in Section 7 hereof (other than the last sentence of Section 7.02 hereof and Section 7.03 hereof) shall be true and complete with the same force and effect as if made on and as of the date of such conversion (or, if any such representation or warranty is stated to have been made as of a specific date, as of such specific date); and provided, further, that after giving effect to such conversion the Banks shall have no further obligation to make any additional Loans. Each Term Loan shall bear interest, until the payment in full thereof, at the rates that Loans of the same Type bear pursuant to this Agreement and shall otherwise constitute a Loan for all purposes of this Agreement. Each Borrower hereby promises to pay to the Administrative Agent for account of the Banks, on such maturity date, the unpaid principal amount of all outstanding Term Loans made to it hereunder.
          2.02 Borrowings of Syndicated Loans. The relevant Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to an account of the Administrative Agent most recently designated by it for such purposes by notice to the Banks, in immediately available funds, for account of the relevant Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Borrower by depositing the same, in immediately available funds, in an account of such Borrower maintained with the Person serving as the Administrative Agent at the Principal Office designated by such Borrower.
          2.03 Money Market Loans.
          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date any Borrower may, as set forth in this Section 2.03, request the

Banks to make offers to make Money Market Loans to such Borrower in Dollars. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans, provided that:
     (i) there may be no more than ten different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous); and
     (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.
          (b) When any Borrower wishes to request offers to make Money Market Loans, such Borrower shall give the Administrative Agent (which shall promptly notify the Banks) notice (a “Money Market Quote Request”) so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the relevant Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree). Any Borrower may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a “Money Market Borrowing”). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:
     (i) the name of the Borrower and the proposed date of such borrowing, which shall be a Business Day;
     (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;
     (iii) the duration of the Interest Period applicable thereto;
     (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and
     (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the “Quotation Date”).

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the relevant Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.
     (c) (i) Each Bank may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if any Borrower’s request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the relevant Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by Citibank (or its Applicable Lending Office) only if Citibank (or such Applicable Lending Office) notifies the relevant Borrower of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the relevant Borrower.
     (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:
     (A) the name of the Borrower and the proposed date of borrowing and the Interest Period therefor;
     (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;
     (C) in the case of a LIBOR Auction, the margin above or below the applicable Fixed Base Rate (the “LIBO Margin”) offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable Fixed Base Rate;

     (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the “Set Rate”); and
     (E) the identity of the quoting Bank.
Unless otherwise agreed by the Administrative Agent and the relevant Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the relevant Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on the relevant Borrower not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the “Money Market Loan Limit”).
          (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after a Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the relevant Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent’s notice to the relevant Borrower shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).
          (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the relevant Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree), the relevant Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the relevant Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Bank. The notice from the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest Money Market Margins and Money Market Rates that were accepted for each Interest Period. The relevant Borrower may accept any Money Market Quote in whole or in part (provided that any

Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:
     (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;
     (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;
     (iii) acceptance of offers may, subject to clauses (v) and (vi) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;
     (iv) the relevant Borrower may not accept any offer where the Administrative Agent has advised such Borrower that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof);
     (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank; and
     (vi) if any Bank has notified the Company of its entitlement to compensation under paragraphs (a) or (b) of Section 5.01 hereof with respect to LIBOR Market Loans prior to the acceptance by any Borrower of any Money Market Quote of such Bank for any LIBOR Market Loan, the relevant Borrower shall not be obligated to accept such Money Market Quote from such Bank for such LIBOR Market Loan even if such Bank offered the lowest rate; and if any Bank has certified to the Company under Section 5.01(d) hereof that it is maintaining reserves against “Eurocurrency liabilities” under Regulation D prior to the acceptance by any Borrower of any Money Market Quote of such Bank for any LIBOR Market Loan, the additional amount payable under Section 5.01(d) hereof may be added to the LIBO Margin contained in such Money Market Quote in determining the order of LIBO Margins under clause (iii) above.
If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the relevant Borrower among such Banks as nearly as possible (in amounts of at least $1,000,000 or larger multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by such Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.
          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to an account of the Administrative Agent most recently designated by it for such purposes by notice to the Banks, in immediately available funds, for account of the relevant Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Borrower on such date by depositing the same, in immediately available funds, in an account of the relevant Borrower maintained with the Person serving as the Administrative Agent at the Principal Office designated by the relevant Borrower.
          (g) Except for the purpose and to the extent expressly stated in Section 2.04(b) hereof, the amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank’s Commitment.
          (h) The relevant Borrower shall pay to the Administrative Agent a fee of $1,000 each time such Borrower gives any request to the Administrative Agent for the Banks to offer to make a Money Market Loan or Loans.
          2.04 Changes or Termination of Commitments; Replacement of Banks.
          (a) The Commitments shall automatically terminate on the Commitment Termination Date.
          (b) The Company shall have the right at any time or from time to time (i) so long as no Syndicated Loans or Money Market Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 (or a larger multiple of $1,000,000).
          (c) So long as no Default shall have occurred and be continuing, the Company may require that any Bank (a “Replaced Bank”), upon not less than five Business Days’ prior notice to such Bank and to the Administrative Agent, transfer all of its obligations and rights under this Agreement and its Notes to (i) any bank or other financial institution identified by the Company that is acceptable to the Administrative Agent (which acceptance will not be unreasonably withheld) or (ii) another Bank (in either case, a “Replacement Bank”) if such Replacement Bank agrees to assume all of the obligations of such Replaced Bank hereunder, and to purchase all of such Replaced Bank’s Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Replaced Bank’s Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Replaced Bank of all other amounts payable hereunder to such Replaced Bank on or prior to the date of such transfer (including, without limitation, any facility fee accrued hereunder, any compensation to which such Replaced Bank is entitled under paragraphs (a) and (b) of Section 5.01 hereof, any additional amounts payable to such Replaced Bank under Section 5.01(d) hereof and any amounts that would be payable under Section 5.05 hereof as if all of such Replaced Bank’s Loans were being prepaid in full on such date). Subject to the provisions of the second

Section 11.06(b) hereof, such Replacement Bank shall be a “Bank” for all purposes hereunder.
          (d) So long as no Default shall have occurred and be continuing, the Company shall have the right, upon not less than five Business Days’ prior notice to any Bank and to the Administrative Agent and satisfaction of the conditions set forth in the immediately following sentence, to terminate the Commitment in full of such Bank. In the event that on the proposed effective date of termination of such Bank’s Commitment, there shall be any Loans outstanding hereunder, the Company shall prepay on such date the aggregate principal amount of such Loans held by such Bank, and, in addition to the payment of the principal of the Loans held by such Bank pursuant to the first clause of this sentence, the Company shall pay such Bank all accrued interest thereon and all other amounts then payable to it hereunder and under the Notes held by such Bank (including, without limitation, any compensation to which it is entitled under paragraphs (a) and (b) of Section 5.01 hereof, any additional amounts payable to it under Section 5.01(d) hereof and all amounts payable by the Company to it under Section 5.05 hereof by reason of the prepayment of Loans pursuant to the first clause of this sentence with respect to the period ending on such payment date). Upon satisfaction of such conditions such Bank shall cease to be a “Bank” hereunder.
          (e) The Commitments once terminated or reduced may not be reinstated.
          (f) If any Replaced Bank, any Bank that ceases to be a Bank pursuant to paragraph (d) above or any Non-extending Bank is a Reference Bank, such Reference Bank shall cease to be a Reference Bank at the close of business on the date five (5) Business Days prior to the date of replacement of such Bank or termination of the Commitment of such Bank (as the case may be) and, if as a result of the foregoing, there shall only be two Reference Banks remaining, then the Administrative Agent (with the consent of the Company) shall, by notice to the Banks, designate another Bank as a Reference Bank, so that there shall at all times be three Reference Banks.
          2.05 Facility Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for account of each Bank a facility fee on the daily average amount of such Bank’s Commitment (whether used or unused), for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate; provided that, if such Bank continues to have Loans outstanding after the termination of its Commitment (including, without limitation, as a result of the conversion of Syndicated Loans pursuant to Section 2.01(b) hereof), then such facility fee shall continue to accrue on the aggregate daily amount of such Bank’s Loans from and including the date its Commitment terminates to but excluding the date such Loans are paid in full. Accrued facility fees shall be payable on each Quarterly Date in arrears and (i) if no conversion of Loans is effected pursuant to Section 2.01(b) hereof and no Loans are otherwise outstanding thereafter, on the earlier of the date the Commitments are terminated and the Commitment Termination Date or (ii) if such conversion is effected, on the maturity date of the Term Loans as specified in Section 2.01(b) hereof, provided that any facility fees accruing after such date of termination of the

Commitments or such maturity date of the Term Loans, as applicable, shall be payable on demand.
          2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank’s Applicable Lending Office for Loans of such Type.
          2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by any Borrower at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.
          2.08 Evidence of Debt.
          (a) Each Bank shall maintain, in accordance with its usual practice, records evidencing the indebtedness of the Borrowers to such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Banks and each Bank’s share thereof; provided that the failure of any Bank or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
          (b) Any Bank may request that the Syndicated Loans made by such Bank to any Borrower shall be evidenced by a single promissory note of such Borrower substantially in the form of Exhibit A-1 hereto, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.
          (c) Any Bank may request that the Money Market Loans made by such Bank to any Borrower shall be evidenced by a single promissory note of such Borrower substantially in the form of Exhibit A-2 hereto, payable to such Bank and otherwise duly completed.
          (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Bank to each Borrower, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of such Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.
          (e) No Bank shall be entitled to have its Notes (if any) subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with (i) a permitted assignment of all or any portion of such Bank’s Commitment, Loans and Notes pursuant to Section 11.06(b) hereof or (ii) an increase in such Bank’s Commitment pursuant to Section 2.04(c) hereof, Section 2.11 hereof or Section 2.12 hereof.
          (f) Any Additional Commitment Bank or Replacement Bank may request that any Syndicated Loans or Money Market Loans made by such Additional Commitment Bank or Replacement Bank shall be evidenced by a single promissory note of each Borrower, substantially in the forms of Exhibits A-1 and A-2 hereto, respectively, dated the effective date of such Bank’s Commitment, and otherwise complying with paragraphs (b) and (c) above, respectively.
          (g) Any Replaced Bank, any Bank that ceases to be a Bank pursuant to Section 2.04(d) hereof or any Non-extending Bank shall promptly return its Notes (if any) to the Company after termination of its Commitment and payment to it of all principal of and interest owing to it under its Notes.
          2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Sections 4.04 and 5.05 hereof, any Borrower shall have the right to prepay Syndicated Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided that the relevant Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Any Borrower shall have the right to prepay any Money Market Loan held by any Bank only with the consent of such Bank. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of any Borrower to Convert any Loan into a Fixed Rate Loan, or to Continue any Loan as a Fixed Rate Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.
          2.10 Termination of AGFI as Borrower. So long as all principal of and interest on all Loans of AGFI and all other amounts payable by AGFI hereunder shall have been paid in full, the Company may terminate the status of AGFI as a Borrower hereunder by furnishing to the Administrative Agent (which shall promptly deliver a copy to each of the Banks) a letter (the “Termination Letter”), substantially in the form of Exhibit G hereto, duly completed and executed by the Company and AGFI. The Termination Letter furnished in accordance with this Section 2.10 shall be effective upon receipt thereof by the Administrative Agent, at which point AGFI shall cease being a “Borrower” for all purposes of this Agreement and all provisions of this Agreement applicable to AGFI shall cease to so apply. Notwithstanding the foregoing, the delivery of the Termination Letter with respect to AGFI shall not affect any obligation of AGFI theretofore incurred hereunder.
          2.11 Extension of Commitment Termination Date.
          (a)  The Company may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks) not less than 45 days and not more than 60 days prior to the Commitment Termination Date then in effect hereunder (the “Existing Commitment Termination Date”), request that the Banks extend the Commitment Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Administrative Agent (which shall as promptly as practicable notify the Company) given on the date (and, subject to the proviso below, only on the date) 30 days prior to the Existing Commitment Termination Date (provided that, if such date is not a Business Day, then such notice shall be given on the next succeeding Business Day) (the “Consent Date”), advise the Administrative Agent (which shall as promptly as practicable notify the Company) whether or not such Bank agrees to such extension; provided that, if such Bank gives notice of its consent to such extension prior to the Consent Date, such Bank may revoke such notice by giving a subsequent notice to the Administrative Agent and the Company at any time prior to the Consent Date; provided further that each Bank that determines not to extend the Commitment Termination Date (a “Non-extending Bank”) shall notify the Administrative Agent (which shall as promptly as practicable notify the Company) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Administrative Agent on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree.
          (b) The Company shall have the right on or before the Existing Commitment Termination Date to replace each Non-extending Bank with one or more other banks (which may include any Bank, each prior to the Existing Commitment Termination Date an “Additional Commitment Bank”), in the case an Additional Commitment Bank that is not a Bank with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, undertake a Commitment (if any such Additional Commitment Bank is a Bank, its Commitment shall be in addition to such Bank’s Commitment hereunder on such date).
          (c) If (and only if) Banks holding Commitments that, together with the additional Commitments of the Additional Commitment Banks that will become effective on the Existing Commitment Termination Date, aggregate at least 50% of the aggregate amount of the Commitments (not including the additional Commitments of the Additional Commitment Banks) on the Consent Date shall have agreed to extend the Existing Commitment Termination Date, then, effective as of the Existing Commitment Termination Date, the Existing Commitment Termination Date shall be extended to the date falling 364 days after the Consent Date (provided that, if such date is not a Business Day, then such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank that is not a Bank prior to such date shall thereupon become a “Bank” for all purposes of this Agreement.
Notwithstanding the foregoing, the extension of the Existing Commitment Termination Date shall not be effective with respect to any Bank unless:
     (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, the Consent Date and the Existing Commitment Termination Date;
     (ii) each of the representations and warranties of the Borrowers in Section 7 hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Commitment Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
     (iii) each Non-extending Bank shall have been paid in full by the Company or any other Borrower all amounts owing to such Bank hereunder on or before the Existing Commitment Termination Date.
Even if the Existing Commitment Termination Date is extended as aforesaid, the Commitment of each Non-extending Bank shall terminate on the Existing Commitment Termination Date.
          2.12 Increase of Commitments. The Company may, at any time by notice to the Administrative Agent, increase the total Commitments hereunder (each such increase being a “Commitment Increase”) either by having a Bank increase its Commitment then in effect (each an “Increasing Bank”) or by adding as a Bank with a new Commitment hereunder a Person which is not then a Bank (each an “Assuming Bank”) in each case with the consent of the Administrative Agent (not to be unreasonably withheld), which notice shall specify the name of each Increasing Bank and/or Assuming Bank, as applicable, the amount of the Commitment Increase and the portion thereof being assumed by each such Increasing Bank or Assuming Bank, and the date on which such Commitment Increase is to be effective (the “Commitment Increase Date”) (which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date); provided that:
     (i) the minimum amount of the increase of the Commitment of any Increasing Bank, and the minimum amount of the Commitment of any Assuming Bank, as part of any Commitment Increase shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000;
     (ii) immediately after giving effect to any Commitment Increase, the total Commitments hereunder shall not exceed $2,950,000,000;
     (iii) no Default shall have occurred and be continuing on the relevant Commitment Increase Date; and

     (iv) the representations and warranties of the Borrowers set forth in Section 7 hereof shall be true and correct on and as of the relevant Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
and provided, further, that no existing Bank shall be required to become an Increasing Bank unless it has delivered to the Administrative Agent the agreement referred to in clause (B) below, and then only for the increased Commitment set forth in such agreement.
          Each Commitment Increase (and the increase of the Commitment of each Increasing Bank and/or the new Commitment of each Assuming Bank, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, of (A) a certificate signed by a duly authorized officer of the Company stating that the conditions with respect to such Commitment Increase under this Section have been satisfied and (B) an agreement, in the form of Exhibit H hereto, pursuant to which, effective as of such Commitment Increase Date, the Commitment of each such Increasing Bank shall be increased or each such Assuming Bank, as applicable, shall undertake a Commitment, duly executed by such Increasing Bank or Assuming Bank, as the case may be, and the Company and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed agreement from each Increasing Bank and/or Assuming Bank referred to in clause (B) above, together with the certificate referred to in clause (A) above, the Administrative Agent shall give prompt notice of the relevant Commitment Increase to the Company and the Banks (including, if applicable, each Assuming Bank). On each Commitment Increase Date the Borrowers shall simultaneously (i) prepay in full the outstanding Syndicated Loans (if any) held by the Banks immediately prior to giving effect to the relevant Commitment Increase, (ii) if the Borrowers shall have so requested in accordance with this Agreement, borrow new Syndicated Loans from all Banks (including, if applicable, any Assuming Bank) such that, after giving effect thereto, the Syndicated Loans are held ratably by the Banks in accordance with their respective Commitments (after giving effect to such Commitment Increase) and (iii) pay to the Banks the amounts, if any, payable under Section 5.05.
          Section 3. Payments of Principal and Interest.
          3.01 Repayment of Loans.
          (a) Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank’s Syndicated Loans (other than the Term Loans), and each such Syndicated Loan shall mature, on the Commitment Termination Date.
          (b) Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank that makes any Money Market Loans the principal amount of such Money

Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.
          (c) Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank’s Term Loan, and such Term Loan shall mature, on the maturity date thereof as provided in Section 2.01(b) hereof.
          3.02 Interest. Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank to such Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:
     (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;
     (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Base Rate for such Loan for such Interest Period plus the Applicable Margin;
     (c) if such Loan is a LIBOR Market Loan, the Fixed Base Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and
     (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.
Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank to such Borrower and on any other amount payable by such Borrower hereunder or under the Notes of such Borrower held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan or a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the relevant Borrower.

          Section 4. Payments; Pro Rata Treatment; Computations; Etc.
          4.01 Payments.
          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by any Borrower under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to an account of the Administrative Agent most recently designated by it for such purposes by notice to the Borrowers, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
          (b) Each Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).
          (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank’s Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.
          (d) Except as otherwise provided herein, if the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.
          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Syndicated Loans of a particular Type from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of facility fees under Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04(b) hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) Eurodollar Loans having the same Interest Period shall (other than as provided in Section 5.04 hereof) be allocated pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment or prepayment of principal of Syndicated Loans by the relevant Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and (d) each payment of interest on Syndicated Loans by the relevant Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

          4.03 Computations. Interest on Money Market Loans and Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and facility fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.
          4.04 Minimum Amounts. Each borrowing, Conversion and partial prepayment of principal of Syndicated Loans shall be in an aggregate amount at least equal to $10,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), and the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.
          4.05 Certain Notices. Except as otherwise provided in Section 2.03 hereof with respect to Money Market Loans, notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, and notices by any Borrower of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods, shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

Number of
Business
Notice	Days Prior
Termination or reduction of Commitments	2

Borrowing or prepayment of, or Conversion into, Base Rate Loans	same day

Borrowing or prepayment of, Conversion into, Continuations as, or duration of Interest Period for, Eurodollar Loans	3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Syndicated Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that any Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Fixed Rate Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (a) if outstanding as a Fixed Rate Loan will be automatically Continued as a Fixed Rate Loan having a one-month Interest Period; provided that, if such Interest Period shall, under the last sentence of the definition of the term “Interest Period” in Section 1.01 hereof, not be available hereunder, such Loan will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (b) otherwise will be made as, or Converted into, a Base Rate Loan.
          4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the relevant Borrower (the “Payor”) prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of any Borrower) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the date of demand therefor, then, retroactively to the date of demand therefor, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:
     (i) if the Required Payment shall represent a payment to be made by any Borrower to the Banks, such Borrower and the recipient(s) shall each be obligated retroactively to the date of demand therefor to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of such Borrower under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and
     (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to any Borrower, the Payor and such Borrower shall each be obligated retroactively to the date of demand therefor to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case such Borrower shall return the Required Payment to the Administrative Agent, without limiting any claim such Borrower may have against the Payor in respect of the Required Payment).
          4.07 Sharing of Payments, Etc.
          (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank’s Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify such Borrower and the Administrative Agent thereof, provided that such Bank’s failure to give such notice shall not affect the validity thereof.
          (b) If any Bank shall obtain from any Borrower payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder by such Borrower to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.
          (c) Each Borrower agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.
          Section 5. Yield Protection, Etc.
          5.01 Additional Costs.
          (a) Each Borrower shall (but without duplication of any other requirement in this Section 5) pay directly to each Bank from time to time such amounts as such Bank shall in good faith determine to be material and necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans to such Borrower or its obligation to make any Eurodollar Loans to such Borrower hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:
     (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on or measured by the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or
     (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the reserves referred to in Section 5.01(d) hereof) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of “Fixed Base Rate” in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or
     (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.
If any Bank requests compensation from any Borrower under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication of any other requirement in this Section 5), if any Bank determines that any Regulatory Change regarding capital requirements has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by such Banks to a level below that which such Bank or such Bank’s holding company could have achieved but for such Regulatory Change (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.
          (c) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable; provided that if any Bank fails to give such notice after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 180 days prior to the date that such Bank does give such notice. Any Bank so notifying the Company shall, at the Company’s request, take such steps as may be available to it and acceptable to the Company to mitigate the effects of such event (which shall include efforts to book the Loans held by such Bank at another lending office of such Bank); provided that such Bank shall be under no obligation to take any step that, in its good faith judgment, would result in its incurring any Additional Costs, additional U.S. Taxes or other additional costs in performing its obligations hereunder (unless the Company has agreed to reimburse it for the same) or would, in the good faith judgment of such Bank, be materially disadvantageous to such Bank or materially inconsistent with such Bank’s internal policies. Anything herein to the contrary notwithstanding, no Bank shall have the right to demand compensation for Additional Costs or reduced rate of return under paragraph (a) or (b) of this Section 5.01, (i) to the extent that such Bank determines in good faith that the interest rate or margin on the relevant Loans appropriately accounts for any Additional Costs, (ii) unless demand thereunder is made in accordance with a policy of such Bank being applied in good faith to all borrowers similarly situated and (iii) with respect to any Money Market Loans, if such Bank shall have obtained actual knowledge of the Regulatory Change giving rise to such request by the time of submission of such Bank’s Money Market Quote pursuant to which such Money Market Loans shall have been made, unless notice of such Bank’s entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section 5.01 and computations made by such Bank to determine such amount. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made in good faith on a reasonable basis, including any reasonable averaging and attribution methods.

          (d) Without limiting the effect of the foregoing (but without duplication of any other requirement in this Section 5), if any Bank certifies to the Company (through the Administrative Agent) that such Bank is maintaining reserves against “Eurocurrency liabilities” under Regulation D, then so long as such Bank is maintaining such reserves each Borrower shall pay to the Administrative Agent for account of such Bank, on the last day of each Interest Period for each Fixed Rate Loan made by such Bank to such Borrower more than three Business Days after receipt by the Company of such certification, an additional amount equal to the product of the following for such Fixed Rate Loan for each day during such Interest Period:
  (i) the principal amount of such Fixed Rate Loan outstanding on such day; and
  (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Fixed Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin in the case of Syndicated Loans, and less (if positive) or plus (if negative) the LIBO Margin in the case of LIBOR Market Loans) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and
  (iii) 1/360.
Any Bank that has certified to the Company that it is maintaining such reserves shall promptly notify the Company (through the Administrative Agent) if and when it ceases to maintain such reserves.
          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:
     (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “Fixed Base Rate” in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Fixed Rate Loans as provided herein; or
     (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of “Fixed Base Rate” in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make Fixed Rate Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the relevant Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.
          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and shall furnish to the Company evidence thereof, whereupon such Bank’s obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make. Before giving such notice, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.
          5.04 Treatment of Affected Loans. If the obligation of any Bank to make, Continue as or Convert into Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, then, unless and until such Bank gives notice that the circumstances specified in Section 5.01 or 5.03 hereof no longer exist, such Bank’s Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Loans and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:
     (a) to the extent that such Bank’s Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and
     (b) all Loans that would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.
If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank’s Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation.
          (a) Each Borrower shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:
     (i) any payment or optional prepayment or Conversion of a Fixed Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or
  (ii) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, such Borrower has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.
Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (x) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (less the Applicable Margin in the case of Syndicated Loans or less the LIBO Margin (if positive) in the case of LIBOR Market Loans) over (y) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).
          (b) Each Borrower shall have the right, prior to giving any notice of prepayment, to request the Administrative Agent to advise such Borrower of the estimated amount of compensation that such Borrower would have to pay in connection with a prepayment, but based on the applicable rates on the date of such request, whereupon the Administrative Agent shall make reasonable efforts to provide by the next succeeding Business Day, the relevant Borrower with an estimate of the amount of such compensation. Any such advice will be given by the Administrative Agent in good faith but otherwise without responsibility; and any such advice will not be binding on any Bank.

          5.06 Withholding.
          (a) To the extent permitted by law and except to the extent provided in paragraph (b) below, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Bank that is not a U.S. Person free and clear of any and all present and future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein other than Excluded Taxes (collectively, the “U.S. Taxes”). If any U.S. Taxes are required to be withheld or deducted from any amount payable under this Agreement to any such Bank, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield to such Bank the amount stated to be payable under this Agreement; provided that the foregoing obligation to pay such additional amounts shall not apply:
  (i) to any payment to such Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 2.04(c), 2.11, 2.12 or 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form W-8BEN (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form W-8ECI (relating to all interest to be received by such Bank hereunder in respect of the Loans), or
  (ii) to any U.S. Taxes imposed solely by reason of the failure by such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Bank if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.
For the purposes of this Section 5.06, (x) “Form W-8BEN” shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of the Treasury of the United States of America, (y) “Form W-8ECI” shall mean Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (z) “U.S. Person” shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, a trust subject to the control of one or more U.S. Persons and the primary supervision of a court within the United States, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.
          (b) At least five Business Days prior to the first date on which any principal of or interest on any Loan or any fees are payable hereunder to or for account of any Bank that is not a U.S. Person, such Bank that is not a U.S. Person shall deliver to the Company and the

Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of U.S. Taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, any such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any U.S. Taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it (“Tax Event”) and such Bank advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of U.S. Taxes. If any Bank that is not a U.S. Person fails to comply with the provisions of this Section, the relevant Borrower, may, as required by law, deduct and withhold Federal income tax payments from payments to such Bank under this Agreement and, unless a Tax Event shall have occurred, no payments will be due and owing by any Borrower to such Bank under this Section 5.06 in respect of such deduction and withholding.
          (c) If any Bank has received or been granted a credit against or relief or remission for, or refund or repayment of, any U.S. Taxes paid or payable by it in respect of or which takes account of any U.S. Taxes with respect to which an additional amount was paid by a Borrower (an “Indemnified Tax”) or other matter giving rise to such payment, such Bank shall, to the extent it determines in good faith that it can do so without prejudice to the retention of the amount of such credit, relief, remission, refund or repayment, pay to such Borrower such amount as such Bank shall determine in good faith to be attributable to such Indemnified Tax or other matter and which will leave such Bank (after such payment to the relevant Borrower) in a position no better or worse that it would have been in had such Borrower not been required to deduct or withhold such Indemnified Tax or such other matter had not arisen; provided that such Borrower upon the written request of such Bank, shall return to such Bank the amount of any such refund, repayment or benefit of credit in the event that such Bank is required to repay such amount to the relevant taxing or other authority.
          Section 6. Conditions Precedent.
          6.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with sufficient copies, except in the case of the Notes, for each Bank), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:
     (a) Corporate Documents. (i) Certified copies of the charter and by-laws (or equivalent documents) of each Borrower and of all corporate authority for each Borrower (including, without limitation, board of director resolutions and evidence of the incumbency and specimen signatures of officers) with respect to the execution, delivery and performance of such of this Agreement and the Notes to which such Borrower is intended to be a party and each other document to be delivered by such Borrower from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from such Borrower to the contrary) and (ii) a certificate from the Secretary of State of the State in which each Borrower is incorporated dated a date reasonably close to the date hereof as to the good standing of such Borrower.
     (b) Opinion of Counsel to the Borrowers. An opinion of the Deputy General Counsel of the Borrowers, substantially in the form of Exhibit B hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Borrowers hereby instruct such counsel to deliver such opinion to the Banks and the Administrative Agent).
     (c) Opinion of Special New York Counsel to the Administrative Agent. An opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit C hereto (and the Administrative Agent hereby instructs such counsel to deliver such opinion to the Banks).
     (d) Notes. If requested by any Bank pursuant to Section 2.08 hereof, the Note or Notes for such Bank, duly completed and executed.
     (e) Termination of Existing Credit Agreement and Payment of Accrued Fees and Other Amounts. Evidence that (i) all commitments under the Borrowers’ Fifth Amended and Restated 364-Day Credit Agreement dated as of July 12, 2007, as amended, have terminated and (ii) all fees and other amounts payable thereunder that are accrued to the Effective Date and/or unpaid have been paid in full.
     (f) Support Agreement. (i) The Support Agreement, executed and delivered by the Company and AIG and (ii) an opinion of internal counsel for AIG, in form and substance satisfactory to the Administrative Agent, with respect to the Support Agreement and related matters.
     (g) Payment of Fees. The Banks and the Administrative Agent shall have received all fees and other amounts, if any, as the Company shall have agreed to pay on the Effective Date in connection herewith.
          6.02 Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank’s initial Syndicated Loan) to any Borrower upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

     (a)  no Event of Default (and, if such borrowing will increase the outstanding aggregate principal amount of Loans of any Bank hereunder, no Default) shall have occurred and be continuing; and
     (b)  the representations and warranties made by the Borrowers in Section 7 hereof (other than, after the Effective Date, the last sentence of Section 7.02 hereof and, only to the extent relating to clause (a) of the definition of “Material Adverse Effect”, Section 7.03 hereof) shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
Each notice of borrowing hereunder shall constitute a certification by each Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the relevant Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).
          Section 7. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Banks that:
          7.01 Corporate Existence. Such Borrower has done or caused to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, other than such right or franchise whose preservation, in the determination of such Borrower, is no longer desirable in the conduct of the business of such Borrower.
          7.02 Financial Condition. The Borrowers have heretofore furnished to each of the Banks the following:
     (i) the consolidated balance sheet of AGFI and its Subsidiaries as of December 31, 2007 and the related consolidated statements of income, capital funds and cash flows of AGFI and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers; and
     (ii) the unaudited consolidated balance sheet of AGFI and its Subsidiaries as of March 31, 2008 and the related consolidated statements of income and cash flows of AGFI and its Subsidiaries for the three-month period ended on said date.
     (iii) the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2007 and the related consolidated statements of income, capital funds and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers; and
     (iv) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2008 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the three-month period ended on said date.

All such financial statements present fairly, in all material respects, the consolidated financial position of AGFI and its Subsidiaries or the Company and its Subsidiaries, as the case may be, and the consolidated results of their operations and cash flows for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at the end of such fiscal quarter, to normal year-end audit adjustments), all in conformity with generally accepted accounting principles. Since December 31, 2007, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole of AGFI and its Subsidiaries or the Company and its Subsidiaries, as the case may be, from that set forth in said respective financial statements as of said date.
          7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of either Borrower) threatened against AGFI, the Company or any Subsidiary that are likely (either individually or in the aggregate) to have a Material Adverse Effect.
          7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Borrower is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.
          7.05 Action. Such Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes to which it is a party; the execution, delivery and performance by such Borrower of this Agreement and the Notes to which it is a party, and the borrowing by such Borrower hereunder, have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by such Borrower and constitutes, and each of the Notes to which it is a party when executed and delivered by such Borrower for value will constitute, its legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, except as such enforceability may be (a) limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.
          7.06 Approvals. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency is required on the part of such Borrower for the execution, delivery or performance by such Borrower of this Agreement or the Notes to which it is a party or for the borrowings by such Borrower under this Agreement.

          7.07 Investment Company Act. Such Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended required to register thereunder. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions thereof will violate the Investment Company Act of 1940, as amended.
          7.08 ERISA. To the best of such Borrower’s knowledge, such Borrower and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA. To the best of such Borrower’s knowledge, neither such Borrower nor any of its Subsidiaries has incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any Plan (which the PBGC has elected to insure) established or maintained by such Borrower or any such Subsidiary.
          Section 8. Covenants of the Borrowers. Each Borrower (or, in the case of Section 8.04(a) hereof, AGFI or, in the case of Sections 8.04(b) and 8.10 hereof, the Company) covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by any Borrower hereunder:
          8.01 Financial Statements Etc. Such Borrower shall deliver to the Administrative Agent (and the Administrative Agent will promptly deliver to the Banks):
     (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of such Borrower, (i) consolidated statements of income and cash flows of such Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of such balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of such Borrower, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of such Borrower and its Subsidiaries, in conformity with generally accepted accounting principles, as of the end of, and for, such period (subject to normal year-end audit adjustments) (it being understood that delivery to the Administrative Agent of such Borrower’s Report on Form 10-Q filed with the SEC shall satisfy the requirements of this Section 8.01(a) so long as the information required to be contained in such Report is substantially the same as that required under this clause (a)) and (ii) a certificate of a Responsible Officer of the Company stating that there exists no Default, or, if any such Default exists, stating the nature thereof, the period of existence thereof and what action the Borrowers have taken and propose to take with respect thereto;
     (b) as soon as available and in any event within 120 days after the end of each fiscal year of such Borrower, (i) consolidated statements of income, capital funds and cash flows of such Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures as of the end of and for the preceding fiscal year, and accompanied by an opinion thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of such Borrower and its Subsidiaries as of the end of, and for, such fiscal year in conformity with generally accepted accounting principles (it being understood that delivery to the Administrative Agent of such Borrower’s Report on Form 10-K filed with the SEC shall satisfy the requirements of this Section 8.01(b) so long as the information required to be contained in such Report is substantially the same as that required under this clause (b)) and (ii) a certificate of a Responsible Officer of the Company stating that there exists no Default, or, if any such Default exists, stating the nature thereof, the period of existence thereof and what action the Borrowers have taken and propose to take with respect thereto;
     (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports on Forms 10-K, 10-Q and 8-K that such Borrower shall have filed with the SEC (to the extent not already delivered to the Administrative Agent pursuant to clauses (a) and (b) above) or any national securities exchange;
     (d) promptly upon the mailing thereof to the shareholders of such Borrower generally, copies of all proxy statements so mailed;
     (e) promptly after such Borrower knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Borrower has taken or proposes to take with respect thereto; and
     (f) promptly after such Borrower becoming aware thereof, a notification of any litigation, arbitration or administrative proceeding pending or threatened against such Borrower or any of its Subsidiaries after the date hereof which, having regard to (i) the size of the claim and (ii) whether there is a reasonable possibility of an adverse determination, would be expected to have a Material Adverse Effect.
          8.02 Corporate Existence. Subject to Section 8.05 hereof, such Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided that such Borrower shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower.
          8.03 Payment of Taxes and Other Claims. Such Borrower will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon such Borrower or any Subsidiary of such Borrower or upon the income, profits or Property of such Borrower or any Subsidiary of such Borrower, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of such Borrower or any Subsidiary of such Borrower; provided that such Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
          8.04 Liens Securing Debt.
          (a) AGFI will not issue, assume or guarantee any Debt secured by a mortgage, security interest, pledge or lien (referred to in this Section 8.04(a) as “mortgage” or “mortgages”) of or upon (i) any common stock of any of its Subsidiaries that is directly owned by AGFI or (ii) any Property of AGFI where any such mortgage is in favor of AGFC, whether such Property is owned at the date of this Agreement or hereafter acquired, without making effective provision whereby the Loans and other obligations of AGFI hereunder (together with, if AGFI shall so determine, any other Debt issued, assumed or guaranteed by AGFI and then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of AGFI, prior to) such Debt, so long as such Debt shall be so secured.
          (b) AGFC will not issue, assume or guarantee any Debt secured by a mortgage, security interest, pledge or lien (referred to in this Section 8.04(b) as “mortgage” or “mortgages”) of or upon any Property of AGFC whether such Property is owned at the date of this Agreement or hereafter acquired, without making effective provision whereby the Loans and other obligations of AGFC hereunder (together with, if AGFC shall so determine, any other Debt issued, assumed or guaranteed by AGFC and then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of AGFC, prior to) such Debt, so long as such Debt shall be so secured; provided that this Section 8.04(b) shall not prevent, and the foregoing covenants shall not apply to, any of the following:
     (i) mortgages of or upon any Property acquired, constructed or improved by, or of or upon any shares of capital stock or Debt acquired by, AGFC after the date of this Agreement (A) to secure the payment of all or any part of the purchase price of such Property, shares of capital stock or Debt upon the acquisition thereof by AGFC, or (B) to secure any Debt issued, assumed or guaranteed by AGFC prior to, at the time of, or within 360 days after (i) in the case of Property, the later of the acquisition, completion of construction (including any improvements on existing Property) or commencement of commercial operation of such Property or (ii) in the case of shares of capital stock or Debt, the acquisition of such shares of capital stock or Debt, which Debt is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such Property, shares of capital stock or Debt and, in the case of Property, the cost of construction thereof or improvements thereon, provided that in the case of any such acquisition, construction or improvement of Property, the mortgage shall not apply to any Property, shares of capital stock or Debt theretofore owned by AGFC other than, in the case of any such construction or improvement, any theretofore unimproved or substantially unimproved real Property on which the Property so constructed or the improvement is located;

     (ii) mortgages of or upon any Property, shares of capital stock or Debt, which mortgages exist at the time of acquisition of such Property, shares or Debt by AGFC;
     (iii) mortgages of or upon any Property of a corporation, which mortgages exist at the time such corporation is merged with or into or consolidated with AGFC or which mortgages exist at the time of a sale or transfer of the Properties of a corporation as an entirety or substantially as an entirety to AGFC;
     (iv) mortgages to secure Debt of AGFC to any Subsidiary;
     (v) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the Property, shares of capital stock or Debt subject to such mortgages, or the cost of constructing or improving the Property subject to such mortgages (including, without limitation, mortgages incurred in connection with pollution control, industrial revenue or similar financings);
     (vi) mortgages on Properties financed through tax-exempt municipal obligations, provided that such mortgages are limited to the Property so financed;
     (vii) mortgages existing on the date of this Agreement, but only to the extent that the aggregate Debt secured thereby does not exceed an amount equal to $50,000,000;
     (viii) any extension, renewal, refunding or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage existing at the date of this Agreement or any mortgage referred to in the foregoing clauses (i) through (vii), inclusive; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, refunding or replacement, and that such extension, renewal, refunding or replacement shall be limited to all or a part of the Property (plus improvements and construction on such Property), shares of capital stock or Debt which was subject to the mortgage so extended, renewed, refunded or replaced;
     (ix) any lien created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or the making by AGFC of any deposits or pledges of its Property or assets with, or the giving by it of any form of security to, any court or other governmental agency or body created or approved by law or governmental regulation for any purpose and at any time required or permitted by law or governmental regulation in connection with (A) prosecuting, defending or otherwise participating in any litigation or legal proceedings, (B) transacting business, (C) exercising any privilege, franchise or license, (D) maintaining self-insurance or participating in any fund in connection with workmen’s compensation, unemployment insurance, old-age benefits or other social security or (E) guaranteeing or securing the payment of any liability resulting from insurance risks; and
     (x) mortgages to secure Debt under any warehouse line of credit or similar facility which is secured primarily by mortgage loans held for sale.
          Notwithstanding the provisions of this Section 8.04(b), AGFC may, without equally and ratably securing the Loans and other obligations hereunder, issue, assume or guarantee Debt secured by a mortgage not excepted by clauses (i) through (x) above, if the aggregate amount of such Debt, together with all other Debt of, or Debt guaranteed by, AGFC existing at such time and secured by mortgages not so excepted, does not exceed an amount equal to 10% of AGFC’s consolidated total shareholder’s equity at such time. For purposes of this Section 8.04(b), an arrangement with any Person providing for the leasing by AGFC of any Property, which Property has been or is to be sold or transferred by AGFC to such Person with the intention that such Property be leased back to AGFC, shall not be deemed to create any Debt secured by a mortgage if the obligations in respect to such lease would not, in accordance with generally accepted accounting principles, be included as liabilities on a consolidated balance sheet of AGFC.
          8.05 Consolidation, Merger, Conveyance, Transfer or Lease.
          (a) Such Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its Properties substantially as an entirety to any Person, and such Borrower shall not permit any Person to consolidate with or merge into such Borrower or convey, transfer or lease its Properties substantially as an entirety to such Borrower, unless:
     (i) in case such Borrower shall consolidate with or merge into another Person or convey, transfer or lease its Properties substantially as an entirety to any Person, the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the Properties of such Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an instrument, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest on all the Loans and the performance of every covenant of this Agreement on the part of such Borrower to be performed or observed;

     (ii) immediately after giving effect to such transaction no Default shall have happened and be continuing;
     (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, Properties of such Borrower would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Agreement or the Notes, such Borrower or such successor Person shall take such steps as shall be necessary effectively to secure the obligations of such Borrower hereunder and under the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and
     (iv) the Company has delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 8.05 and that all conditions precedent herein provided for relating to such transaction have been complied with.
          (b) Upon any consolidation by such Borrower or merger by such Borrower into any other Person or any conveyance, transfer or lease of the Properties of such Borrower substantially as an entirety in accordance with Section 8.05(a) hereof, the successor Person formed by such consolidation or into which such Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Borrower under this Agreement with the same effect as if such successor Person had been named as such Borrower herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Notes.
          8.06 Use of Proceeds. Such Borrower will use the proceeds of the Loans hereunder for general corporate purposes, including, without limitation, commercial paper back-up for such Borrower or other Subsidiaries of such Borrower and any transaction that is financed in whole or in part with the proceeds of the Loans will be in compliance with all applicable legal and regulatory requirements (including, without limitation, Regulations U and X and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder); provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.
          8.07 Inspection. Such Borrower will permit the Administrative Agent and the Banks (coordinated through the Administrative Agent), by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of such Borrower, permit the Administrative Agent and the Banks to examine and make abstracts of the books of accounts and other financial records of such Borrower, and to discuss the affairs, finances and accounts of such Borrower with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Banks may designate, provided that such inspections shall be limited in frequency to once per calendar year in any calendar year in which a Default shall not have occurred. Each inspection by the Administrative Agent or a Bank pursuant to this Section 8.07 shall be at the sole expense of the Administrative Agent or such Bank (as the case may be) unless a Default shall have occurred and be continuing, in which case the expenses of the Administrative Agent and such Bank in connection with such inspection shall be at the sole expense of the Borrowers.
          8.08 Books and Records. Such Borrower shall maintain, and will cause its Subsidiaries to maintain, proper books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all their respective dealings and business affairs.
          8.09 ERISA. Such Borrower will comply in all material respects with the applicable provisions of ERISA and furnish to the Administrative Agent, (a) as soon as possible, and in any event within 30 days after such Borrower has knowledge that any Reportable Event with respect to any Plan with vested Unfunded Liabilities in excess of $10,000,000 has occurred, a statement setting forth details as to such Reportable Event and the action that such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC, and (B) promptly after receipt thereof, a copy of any notice such Borrower or any of its Subsidiaries may receive from the PBGC relating to the intention of the PBGC to terminate any Plan with vested Unfunded Liabilities in excess of $10,000,000 or to appoint a trustee to administer any Plan with vested Unfunded Liabilities in excess of $10,000,000.
          8.10 Consolidated Net Worth. The Company shall not permit Consolidated Net Worth to be less than $2,200,000,000 at any time.
          Section 9. Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:
     (a) Any Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of: (i) any principal of any Loan; or (ii) any interest on any Loan or any fee or any other amount payable by it hereunder and such default shall continue unremedied for a period of 10 or more Business Days after the due date thereof; or
     (b) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or
     (c) Any Borrower shall default in the performance of any of its other obligations under this Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or
     (d) Any Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     (e) Any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or
     (f) An involuntary proceeding or case shall be commenced against any Borrower in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any Borrower or of all or any substantial part of its Property, or (iii) similar relief in respect of any Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Borrower shall be entered in an involuntary case under the Bankruptcy Code; or
     (g) AIG shall at any time fail to own directly or indirectly at least 51% of the outstanding voting stock of AGFI, or AGFI shall at any time fail to own directly or indirectly 100% of the outstanding voting stock of the Company; or
     (h) One or more final judgments for the payment of money aggregating in excess of $100,000,000 more than the amount, if any, of such judgments covered by insurance shall be entered against the Borrowers and such judgments remain unpaid, unvacated, unbonded or unstayed for 60 consecutive days after the date on which payment of such amount shall be due; or
     (i) Any Borrower or any of its Subsidiaries shall fail to pay any of its Debt (other than Debt under this Agreement and Non-Recourse Debt), or any interest or premium thereon, when due whether by acceleration or otherwise, beyond any period of grace provided with respect thereto, if the amount of such payment equals or exceeds $10,000,000 and the aggregate principal amount of all such obligations for which such default shall have occurred and be continuing exceeds $100,000,000 (in this clause (i) called “Material Debt”), or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt, or to require the same to be prepaid or defeased (other than by a regularly required payment); or

     (j) Any Borrower shall terminate, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, or to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Single Employer Plan having Unfunded Liabilities in excess of $100,000,000; or
     (k) (i) The Support Agreement shall cease to be in full force and effect for any reason (other than a termination thereof in accordance with the terms thereof), or the validity or enforceability of the Support Agreement shall be contested by any party thereto, or (ii) the Support Agreement shall be amended, waived or otherwise modified without the consent of the Majority Banks or (iii) AIG shall default in the performance of any of its obligations under the Support Agreement;
THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (e) or (f) of this Section 9, (A) the Administrative Agent may and, upon request of the Majority Banks, will, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of Banks holding more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (e) or (f) of this Section 9, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower.
     Section 10. The Administrative Agent.
     10.01. Appointment and Authority. Each of the Banks hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Banks, and the Borrowers shall have no rights as third party beneficiaries of any of such provisions.
     10.02. Rights as a Bank.
     (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.
          (b) Each Bank understands that the Person serving as the Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 10.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrowers or their Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrowers and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrowers or their Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrowers or their Affiliates. Each Bank understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their obligations hereunder) which information may not be available to any of the Banks that are not members of the Agent’s Group. Neither the Administrative Agent nor any other member of the Agent’s Group shall have any duty to disclose to any Bank or use on behalf of the Banks, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers or any Affiliate of the Borrowers) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Bank such documents as are expressly required to be transmitted by the Administrative Agent to the Banks.
          (c) Each Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrowers and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Banks (including the interests of the Banks hereunder). Each Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as the Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Bank. None of (i) this Agreement, (ii) the receipt by the Agent’s Group of information concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their obligations hereunder) or (iii) any other matter, shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Bank including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrowers or their Affiliates) or for its own account.

          10.03. Duties of Administrative Agent; Exculpatory Provisions.
          (a) The Administrative Agent’s duties hereunder are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to this Agreement or applicable law.
          (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein, including Sections 9 or 11.04 hereof) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or of the event or events that give or may give rise to any Default unless and until any Borrower or any Bank shall have given notice to the Administrative Agent describing such Default and such event or events.
          (c) Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or the Information Memorandum, approved by the Borrowers, relating to the Borrowers and their Subsidiaries in connection with the syndication of the credit facility provided hereby, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 hereof or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          (d) Nothing in this Agreement shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Bank and each Bank confirms to the Administrative Agent that such Bank is solely responsible for any such checks such Bank is required to carry out and that such Bank may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

          10.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by the Administrative Agent to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by the Administrative Agent to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Loans that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Bank prior to the making of such Loans and, in the case of a borrowing, such Bank shall not have made available to the Administrative Agent such Bank’s ratable portion of such borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by the Administrative Agent, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          10.05. Indemnification. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Section 11.03 hereof to be paid by it to the Administrative Agent or any Related Party thereof, each Bank severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, pro rata in accordance with such Bank’s outstanding Loans and unused Commitment or, if no Loans are outstanding and the Commitments have expired or been terminated, such Bank’s Commitment as most recently in effect (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent in connection with such capacity.
          10.06. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Related Parties. Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Section 10 (as though such sub-agents were the “Administrative Agent” hereunder) as if set forth in full herein with respect thereto.
          10.07 Resignation or Removal of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Banks and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon receipt of any such notice of resignation or removal, the Majority Banks shall have the right to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York, and such bank has a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving notice of its resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may on behalf of the Banks appoint a successor Administrative Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, remedies, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation or removal hereunder, the provisions of this Section 10 shall continue in effect for the benefit of the retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          10.08. Non-Reliance on Administrative Agent or Other Banks.
          (a) Each Bank confirms to the Administrative Agent, each other Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Bank or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its Loans hereunder and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its Loans hereunder is suitable and appropriate for it.
          (b) Each Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement, (ii) it has, independently and without reliance upon the Administrative Agent, any other Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement based on such documents and information as it shall from time to time deem appropriate, which may include, in each case: (i) the financial condition, status and capitalization of the Borrowers; (ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement; (iii) determining compliance or non-compliance with any condition hereunder to the making of its Loans and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; (iv) the adequacy, accuracy and/or completeness of the Information Memorandum referred to in Section 10.03(c) hereof and any other information delivered by the Administrative Agent, any other Bank or by any of their respective Related Parties under or in connection with this Agreement, the transactions contemplated hereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.
          10.09. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Joint Bookrunners, Co-Lead Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent or as a Bank hereunder.
          10.10. Markit Data.
          (a) Citibank, in any capacity, whether in an individual capacity or as the Administrative Agent or a Bank or otherwise, shall receive data from Markit with respect to the Credit Default Swap Spread hereunder and agrees in such capacity to provide to Designated Users identified by each Bank (and, if Citibank is not the Administrative Agent, the Administrative Agent) and the Borrowers such data, including any accompanying written notice or supporting information from Markit (together, the “Markit Data”), via email, log-in or other means of communication at the discretion of Citibank. Citibank shall have all of the rights, benefits and protections of the Administrative Agent provided for in this Section 10 when acting in such capacity with respect to the provision of any Markit Data.
          For the avoidance of doubt, any Designated User shall only access and use the Markit Data for the purposes as specified in this Agreement on behalf of the respective Bank or, if applicable, the Administrative Agent and shall be required by such Bank, and if applicable, the Administrative Agent, to comply with the terms of this Section 10.10. Each Bank, and if applicable, the Administrative Agent, hereby agrees, without limiting Markit’s or Citibank’s other rights and remedies, that it is responsible for and liable for any breach of any of the provisions of this Section 10.10 by its respective Designated Users.
          (b) Each Bank acknowledges that all copyright, database rights, trade marks, patents, rights of privacy or publicity and other proprietary or intellectual property rights (including all models, software, data and any materials) comprised in all or any of the Markit Data, or their provision, and all enhancements, modifications or additional services thereto, are and will be the exclusive property of Markit. Except as provided for under this Agreement, each Bank agrees that it will not use the same (including copying, reverse engineering or, except as otherwise required by law or regulation, disclosing it to any Person, for any purpose whatsoever) and will not remove or deface any trademarks associated with the Markit Data. Each Bank acknowledges that the Markit Data was developed, compiled, prepared, revised, selected and arranged by Markit and others (including certain information sources (each a “Data Provider”)) through the application of methods and standards of judgment developed and applied through the expenditure of substantial time, effort and money, and constitute valuable intellectual property and trade secrets of Markit. Each Bank shall make reasonable efforts to comply, at Markit’s expense, with all reasonable written requests made by Citibank (upon Markit’s written requests to Citibank) to protect any contractual, statutory and common law rights in the Markit Data.
          (c) Each Bank acknowledges that none of Markit, Citibank, their respective affiliates or any Data Provider makes any warranty, express or implied, as to the accuracy or completeness of the Markit Data or as to the results to be attained by any Bank or others from the use of the Markit Data. Each Bank hereby acknowledges that there are no express or implied warranties of title, merchantability or fitness for a particular purpose or use, and that it has not relied upon any warranty, guaranty or representation made by Markit, Citibank, their respective affiliates or any Data Provider.
          (d) Neither Markit and its affiliates (except in the event of fraud, gross negligence or willful misconduct on the part of Markit or its affiliates) nor any Data Provider nor Citibank and its affiliates shall in any way be liable to any Bank or any client of any Bank for any inaccuracies, errors or omissions, regardless of cause, in the Markit Data provided hereunder or for any damages (whether direct or indirect) resulting therefrom. Without limiting the foregoing, Markit and Citibank shall have no liability whatsoever to any Bank or client of a Bank, whether in contract (including under an indemnity), in tort (including negligence), under a warranty, under statute or otherwise, in respect of any loss or damage suffered by such Bank or client as a result of or in connection with any opinions, recommendations, forecasts, judgments, or any other conclusions, or any course of action determined, by such Bank or any client of such Bank, whether or not based on the Markit Data. To the extent permitted by law, neither Markit nor Citibank nor their respective affiliates shall be liable for any loss of profits or revenue or any indirect or consequential losses or damages whatsoever incurred, whether or not it has been advised in advance of the possibility of any such loss.
          (e) Each Bank acknowledges that it or its employees may, in the course of performing such Bank’s responsibilities under this Agreement, be exposed to or acquire information which is proprietary or confidential to Markit or to third parties to whom Markit owes a duty of confidentiality. Markit’s and such third parties’ confidential information means the Markit Data and any related materials provided by Markit through Citibank to each Bank and the Administrative Agent under this Agreement. Each Bank agrees to hold Markit’s and such third parties’ confidential information in confidence to the same extent and in the same manner as such Bank is required to hold the Borrowers’ information confidential pursuant to Section 11.12 hereof and agrees that it will follow procedures which are intended to put any transferee of such confidential information on notice that such confidential information may not be used for any other purposes except as contemplated herein. It is understood and agreed that in the event of a breach of confidentiality, damages may not be an adequate remedy and that Citibank shall be entitled to injunctive relief to restrain any such breach, threatened or actual. Notwithstanding anything herein to the contrary, the Banks and the Administrative Agent are entitled to disclose and use the Markit Data in the normal course of their business as it relates to this Agreement, including but not limited to disclosing such information to ratings agencies, league table providers and prospective assignees and participants.
          (f) The Borrowers acknowledge that each of Citibank and the other Banks from time to time may conduct business with and may be a shareholder of Markit and that each of

Citibank or the other Banks may have from the time to time the right to appoint one or more directors to the board of directors of Markit.
          Section 11. Miscellaneous.
          11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          11.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient (in the case of each of the Borrowers and the Administrative Agent) at the “Address for Notices” specified below its name on the signature pages hereof and (in the case of each Bank) at its address set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices from the Administrative Agent to the Banks regarding borrowings, payments, or prepayments and other notices pursuant to Section 2 hereof unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the Notes requested by any Borrower (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.
          The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent or any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by either Borrower or any of the Subsidiaries of the Company of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).
          11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by each Borrower and the Majority Banks, or by each Borrower and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) except as otherwise provided in Section 2.04, Section 2.11 or Section 2.12 hereof, no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the terms of Section 4.07, Section 9(g) or this Section 11.04, (vi) modify the definition of the term “Majority Banks” or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (vii) waive any of the conditions precedent set forth in Section 6.01 hereof; and (b) any modification or supplement of Section 2.03 or 10 hereof shall require the consent of the Administrative Agent.
          11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06 Assignments and Participations.
          (a) No Borrower may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.
          (b) Each Bank may assign any of its Loans, its Notes, and its Commitment (but only with the consent of the Administrative Agent, which consent will not be unreasonably withheld, and each Borrower); provided that (i) with respect to any assignments to an Eligible Assignee, such consent of each Borrower will not be unreasonably withheld; (ii) no such consent of each Borrower shall be required if an Event of Default under clause (a), (e) or (f) of Section 9 hereof has occurred and is continuing; (iii) unless each Borrower shall otherwise consent, any such partial assignment shall be in an amount at least equal to $5,000,000; and (iv) each such assignment by a Bank of its Loans, Notes or Commitment shall be made in such manner so that the same portion of its Loans, Notes and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to each Borrower and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a “Bank” hereunder (if not already a Bank) having the Commitment and Loans specified in such instrument, and upon consent thereto by each Borrower and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of each Borrower and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment (other than assignment pursuant to Section 2.04(c) or 2.11 hereof), the assigning Bank shall pay the Administrative Agent an assignment fee of $3,500.
          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a “Participant”) shall not, except as otherwise provided in Section 4.07(c) hereof, have any other rights or benefits under this Agreement or any Note (the Participant’s rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) alter the terms of Section 9(g) hereof.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to or consent of the Company, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.
          (e) A Bank may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.
          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to any Borrower or any of its affiliates or Subsidiaries without the prior consent of each Bank.
          11.07 Survival. The obligations of the Borrowers under Sections 5.01, 5.05 and 5.06 hereof, the obligations of the Company under Section 11.03 hereof, and the obligations of the Banks under Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments or the Commitment of any Bank under Section 2.04(d) or 2.11 hereof, and in the case any Bank that may assign any interest in its Commitment or Loans hereunder or that may be replaced under Section 2.04(c) or 2.11 hereof, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a “Bank” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.
          11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
          11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New

York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          11.11 Waiver of Jury Trial.EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          11.12 Treatment of Certain Information; Confidentiality.
          (a) Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and each Borrower hereby authorizes each Bank to share any information delivered to such Bank by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, with any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.
          (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Borrower pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, or after such information shall have become public (other than through a violation of this Section 11.12), (ii) to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent, any other Bank or any of the Joint Lead Arrangers listed on the cover page hereof, (v) in connection with any litigation relating to any Borrower or this Agreement to which any one or more of the Banks or the Administrative Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto; provided, further, that (x) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank or the Administrative Agent by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall any Bank or the Administrative Agent be obligated to return any materials furnished by any Borrower. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06 hereof.
          11.13 USA PATRIOT Act. Each Bank hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Bank may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Bank to identify the Borrowers in accordance with said Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AMERICAN GENERAL FINANCE CORPORATION

By

Title:

By

Title:

Address for Notices:

601 N.W. 2nd Street
Evansville, Indiana 47708

Attention: Bryan A. Binyon, Vice President and Treasurer

Telecopier No.: (812) 468-5352

Telephone No.: (812) 468-5795

with a copy to:

American International Group, Inc.
70 Pine Street
New York, New York 10270

Attention:	General Counsel, Corporate Law Department

Telecopier No.: (212) 785-1584

and

Attention:	Robert A. Gender
Vice President and Treasurer

Telecopier No.: (212) 770-7991

AMERICAN GENERAL FINANCE, INC.

By

Title:

By

Title:

Address for Notices:

601 N.W. 2nd Street Evansville, Indiana 47708

Attention:	Bryan A. Binyon, Vice President and Treasurer

Telecopier No.: (812) 468-5352

Telephone No.: (812) 468-5795

with a copy to:

American International Group, Inc.
70 Pine Street
New York, New York 10270

Attention:	General Counsel, Corporate Law Department

Telecopier No.: (212) 785-1584

and

Attention:	Robert A. Gender
Vice President and Treasurer

Telecopier No.: (212) 770-7991

BANKS

CITIBANK, N.A., Individually and as Administrative Agent

By:

Name:
Title:

Address for Notices (for Administrative Agent):

Citibank, N.A.
2 Penns Way, Suite 200
New Castle, Delaware 19720

Attention: Ryan Kalinowski

Telecopier No.: (212) 994-0961

Telephone No.: (302) 323-2472

JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:

BARCLAYS BANK PLC
By:
Name:
Title:

BNP PARIBAS
By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION
By:
Name:
Title:

MERRILL LYNCH BANK USA
By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

MORGAN STANLEY BANK
By:
Name:
Title:

ABN AMRO BANK N.V.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

UBS LOAN FINANCE LLC
By:
Name:
Title:

BANK OF AMERICA, N.A.
By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION
By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION
By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
By:
Name:
Title:

BANCO SANTANDER, S.A. NEW YORK BRANCH
By:
Name:
Title:

CALYON NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD.
By:
Name:
Title:

ROYAL BANK OF CANADA
By:
Name:
Title:

THE BANK OF NEW YORK MELLON
By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY
By:
Name:
Title:

THE NORTHERN TRUST COMPANY
By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY
By:
Name:
Title:

BANCO POPULAR DE PUERTO RICO, NEW YORK BRANCH
By:
Name:
Title:

FIFTH THIRD BANK
By:
Name:
Title:

NATIONAL CITY BANK
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

WELLS FARGO BANK, N.A.
By:
Name:
Title:

WILLIAM STREET LLC
By:
Name:
Title:

REGIONS BANK
By:
Name:
Title:

ANNEX 1
Commitments

Bank	Commitment ($)
Citibank, N.A.	200,000,000
JPMorgan Chase Bank, N.A.	200,000,000
Barclays Bank PLC	114,500,000
BNP Paribas	114,500,000
Credit Suisse, Cayman Islands Branch	114,500,000
Deutsche Bank AG New York Branch	114,500,000
HSBC Bank USA, National Association	114,500,000
Merrill Lynch Bank USA	114,500,000
Wachovia Bank, National Association	114,500,000
Morgan Stanley Bank	107,500,000
ABN AMRO Bank N.V.	100,000,000
U.S. Bank N.A.	87,500,000
UBS Loan Finance LLC	87,500,000
Bank of America, N.A.	75,000,000
KeyBank National Association	72,500,000
Sumitomo Mitsui Banking Corporation	63,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	63,500,000
Banco Santander, S.A., New York Branch	53,500,000
Calyon New York Branch	53,500,000
Mizuho Corporate Bank, Ltd.	53,500,000
Royal Bank of Canada	53,500,000
The Bank of New York Mellon	50,000,000
State Street Bank and Trust Company	42,500,000
The Northern Trust Company	39,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	37,500,000
Branch Banking and Trust Company	37,500,000
Banco Popular de Puerto Rico, New York Branch	25,000,000
Fifth Third Bank	25,000,000
National City Bank	25,000,000
PNC Bank, National Association	25,000,000
Wells Fargo Bank, N.A.	25,000,000
William Street LLC	25,000,000
Regions Bank	20,500,000
Total	$2,450,000,000

EXHIBIT A-1
[Form of Syndicated Note]
PROMISSORY NOTE

$
New York, New York
          FOR VALUE RECEIVED, [AMERICAN GENERAL FINANCE CORPORATION] [AMERICAN GENERAL FINANCE, INC.], an Indiana corporation (the “Company”), hereby promises to pay to                                          (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the Principal Office of Citibank, N.A., the principal sum of                                          Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.
          This Note is one of the Syndicated Notes referred to in the 364-Day Credit Agreement dated as of July 10, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, American General Finance, Inc., the lenders named therein and Citibank, N.A., as Administrative Agent, and evidences Syndicated Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
          Except as permitted by Section 2.04, 2.11 or 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.
          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

[AMERICAN GENERAL FINANCE CORPORATION] [AMERICAN GENERAL FINANCE, INC.]
By
Title:

SCHEDULE OF SYNDICATED LOANS
          This Note evidences Syndicated Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

Amount Paid,
	Principal			Duration	Prepaid
Date	Amount			of	Continued	Unpaid
of	of	Type of	Interest	Interest	or	Principal	Notation
Loan	Loan	Loan	Rate	Period	Converted	Amount	Made by

EXHIBIT A-2
[Form of Money Market Note]
PROMISSORY NOTE

New York, New York
          FOR VALUE RECEIVED, [AMERICAN GENERAL FINANCE CORPORATION] [AMERICAN GENERAL FINANCE, INC.], an Indiana corporation (the “Company”), hereby promises to pay to                      (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the Principal Office of Citibank, N.A., the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.
          This Note is one of the Money Market Notes referred to in the 364-Day Credit Agreement dated as of July 10, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, American General Finance, Inc., the lenders named therein (including the Bank) and Citibank, N.A., as Administrative Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.
          Except as permitted by Section 2.04, 2.11 or 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.
          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

[AMERICAN GENERAL FINANCE CORPORATION] [AMERICAN GENERAL FINANCE, INC.]
By
Title:

SCHEDULE OF MONEY MARKET LOANS
          This Note evidences Money Market Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Principal
Date	Amount			Maturity	Amount	Unpaid
of	of	Type of	Interest	Date of	Paid or	Principal	Notation
Loan	Loan	Loan	Rate	Loan	Prepaid	Amount	Made by

EXHIBIT B
[Form of Opinion of General Counsel to the Borrowers]
[                    ], 2008
To the Banks party to
the Credit Agreement
referred to below, and
Citibank, N.A.,
as Administrative Agent
Ladies and Gentlemen:
          I am Deputy General Counsel of American General Finance Corporation (the “Company”) and American General Finance, Inc. (“AGFI” and together with the Company, the “Borrowers”) and, as such, I am generally familiar with the corporate affairs of the Borrowers. This opinion is being furnished to you in connection with the execution and delivery by the Borrowers, and pursuant to Section 6.01(b), of the 364- Day Credit Agreement dated as of July 10, 2008 (the “Credit Agreement”), between the Borrowers, the lenders named therein (the “Banks”) and Citibank, N.A, as Administrative Agent, providing for loans to be made by the Banks in an aggregate principal amount not exceeding $2,450,000,000. Capitalized terms defined in the Credit Agreement are used herein as defined therein.
          In rendering the opinions expressed below, I have examined (a) the Credit Agreement, and (b) the Notes, if any, issued by each Borrower on the date hereof pursuant to Section 2.08 of the Credit Agreement (collectively the “Credit Documents”). I have also examined the charter and by-laws of each Borrower as in effect on the date hereof (in each case, such Borrower’s “Charter” and “By-Laws”). In addition, I have examined and relied as to matters of fact upon such records, documents, certificates or other instruments, or statements or representations of each Borrower or public officials, as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In such examinations, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as conformed or photostatic copies of such originals.
          In rendering the opinion expressed below, I have assumed, with your permission and without any independent investigation or verification of any kind, that (except to the extent set forth in the opinions expressed below as to the Borrowers):

(i) each party to the Credit Agreement is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(ii) each such party has all requisite corporate or other power to execute, deliver and perform its obligations under the Credit Agreement;
(iii) the execution, delivery and performance by each such party of the Credit Agreement and the loans to be made thereunder have been duly authorized by all necessary corporate or other action on the part of each such party;
(iv) the Credit Agreement has been duly executed and delivered by each such party; and
(v) the Credit Agreement constitutes the legal, valid and binding obligation of each such party, enforceable against such party in accordance with its terms.
          Also, I express no opinion as to the effect on the opinions expressed below of (x) the compliance or non-compliance of any party to the Credit Agreement other than the Borrowers with any state, federal or other laws or regulations applicable to such party or (y) the legal or regulatory status or the nature of the business of the Banks or the Administrative Agent.
          I am a member of the Bar of the State of Indiana, and I express no opinion herein concerning any laws other than the law of the State of Indiana and the federal laws of the United States of America.
          Based upon and subject to the foregoing and subject also to the qualifications and exceptions set forth below, and having considered such questions of law as I have deemed necessary or appropriate for the purpose of the following opinions, I am of the opinion that:
          1. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.
          2. Each Borrower has all requisite corporate power to execute, deliver and perform its obligations under the Credit Documents to which it is a party, and to borrow under the Credit Agreement.
          3. The execution, delivery and performance by each Borrower of each Credit Document to which such Borrower is a party, and the borrowings by such Borrower under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of such Borrower.
          4. Each Credit Document has been duly executed and delivered by each Borrower party thereto.
          5. In a properly presented action, an Indiana state court having jurisdiction and applying existing Indiana law or a United States federal court having jurisdiction and applying existing Indiana law should give effect to the choice of New York law as the governing law in the Credit Documents, unless it is determined, with respect to a particular issue, that both (a) the issue is one which the parties could not have resolved by an explicit provision in the Credit Documents directed to that issue (such as matters of capacity or illegality), and (b) either (i) the State of New York has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the application of New York law or (ii) the application of New York law to the issue would be contrary to a fundamental policy of another state which both (x) has a materially greater interest than New York in the determination of the issue and (y) on the basis of all of the acts of the parties relating to the transaction, is the state with which the facts are in most intimate contact. However, if the Credit Documents were to be stated to be governed by and construed in accordance with the law of the State of Indiana, or if a court in the State of Indiana were to apply the law of the State of Indiana to the Credit Documents, each of the Credit Documents would nevertheless constitute the legal, valid and binding obligation of each Borrower party thereto, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (b) concepts of materiality, reasonableness, good faith and fair dealing.
          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Indiana is required on the part of either Borrower for the execution, delivery or performance by such Borrower of any of the Credit Documents or for the borrowings by such Borrower under the Credit Agreement.
          7. The execution, delivery and performance by each Borrower of, and the consummation by each Borrower of the transactions contemplated by, the Credit Documents to which such Borrower is a party, do not and will not (a) violate any provision of such Borrower’s Charter or By-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to such Borrower or (d) result in a breach of, constitute a default under, require any consent under or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of any agreement or instrument known to me to which such Borrower is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any of its Property pursuant to, the terms of any such agreement or instrument.
          8. Without making any independent investigation, but based on my familiarity with the affairs of the Borrowers, to the best of my knowledge there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting either Borrower or any of its Subsidiaries, that are likely to have a Material Adverse Effect.
          9. Neither Borrower is required to register as an “investment company” under the Investment Company Act of 1940, as amended. None of the execution and delivery of each Credit Document, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof by each Borrower party thereto will violate the Investment Company Act of 1940, as amended.
          The forgoing opinions are subject to the following qualifications and exceptions:
(A)	the enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances;

(B)	the enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances;

(C)	I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of Indiana) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York; and

(D)	I express no opinion in paragraph 7(b) above as to federal or state securities or antitrust laws, rules or regulations.
          This opinion is being furnished to you and to Persons who become Banks under the Credit Agreement solely in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other Person or for any other purpose without, in each instance, my prior written consent.
Very truly yours,

]
EXHIBIT C
[Form of Opinion of Special New York Counsel to the Administrative Agent]
[                    ], 2008
To the Banks party to the
Credit Agreement referred to
Below, and Citibank, N.A.,
as Administrative Agent
Ladies and Gentlemen:
          We have acted as special New York counsel to Citibank, N.A in connection with the 364-Day Credit Agreement dated as of July 10, 2008 (the “Credit Agreement”), between American General Finance Corporation (the “Company”), American General Finance, Inc. (“AGFI” and together with the Company, the “Borrowers”), the lenders named therein and Citibank, N.A., as Administrative Agent. Terms used but not defined herein shall have their respective meanings as set forth in the Credit Agreement.
          In rendering the opinion expressed below, we have examined executed counterparts of (a) the Credit Agreement and (b) the Notes, if any, executed and delivered by the Borrowers on the date hereof (together with the Credit Agreement, the “Credit Documents”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in the Credit Agreement. We have also assumed that the Credit Documents have been duly authorized, executed and delivered by, and (except, to the extent set forth below, as to the Borrowers) constitute legal, valid, binding and enforceable obligations of, all of the parties thereto, and that all signatories thereto have been duly authorized, that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same.
          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of each Borrower party thereto, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:
(A)	The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(B)	The enforceability of Section 11.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(C)	We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) Section 4.07(a) of the Credit Agreement, (iii) Section 4.07(c) of the Credit Agreement, (iv) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents or (v) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.
          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.
          This opinion letter is provided to you by us in our capacity as special New York counsel to Citibank pursuant to the Credit Agreement and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without our prior written consent in each instance.
Very truly yours,
WJM/MJB

EXHIBIT D
[Form of Money Market Quote Request]
     [Date]

To:	Citibank, N.A., as Administrative Agent

From:	[American General Finance Corporation] [American General Finance, Inc.]

Re:	Money Market Quote Request
     Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of July 10, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, American General Finance, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Borrowing	Quotation			Interest
Date	Date[*1]	Amount[*2]	Type[*3]	Period[*4]

     Terms used herein have the meanings assigned to them in the Credit Agreement.

[AMERICAN GENERAL FINANCE
CORPORATION] [AMERICAN GENERAL
FINANCE, INC.]

By
Title:

*	All numbered footnotes appear on the last page of this Exhibit.

__________________________

[1]	For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2]	Each amount must be $5,000,000 or a larger multiple of $1,000,000.

[3]	Insert either “LIBO Margin” (in the case of LIBOR Market Loans) or “Set Rate” (in the case of Set Rate Loans).

[4]	One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day.

EXHIBIT E
[Form of Money Market Quote]
To: Citibank, N.A., as Administrative Agent
Attention:
Re: Money Market Quote to [American General Finance Corporation] [American General Finance, Inc.] (the “Borrower”)
     This Money Market Quote is given in accordance with Section 2.03(c) of the 364-Day Credit Agreement dated as of July 10, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, American General Finance, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.
     In response to the Borrower’s invitation dated                     , 200_, we hereby make the following Money Market Quote(s) on the following terms:
     1. Quoting Bank:
     2. Person to contact at Quoting Bank:
     3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Borrowing	Quotation			Interest
Date	Date[*1]	Amount[*2]	Type[*3]	Period[*4]	Rate[*5]

provided that the Company may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of $                     in the aggregate (the “Money Market Loan Limit”).

*	All numbered footnotes appear on the last page of this Exhibit.

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

Very truly yours,

[NAME OF BANK]

By
Authorized Officer
Dated:                     ,

[1]	As specified in the related Money Market Quote Request.

[2]	The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger multiple of $1,000,000).

[3]	Indicate “LIBO Margin” (in the case of LIBOR Market Loans) or “Set Rate” (in the case of Set Rate Loans).

[4]	One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5]	For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether “PLUS” or “MINUS”. For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

EXHIBIT F
[Form of Confidentiality Agreement]
CONFIDENTIALITY AGREEMENT
[Date]
[Insert Name and
     Address of Prospective
     Participant or Assignee]
Re:	364-Day Credit Agreement dated as of July 10, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation (the “Company”), American General Finance, Inc. (“AGFI” and together with the Company, the “Borrowers”), the lenders named therein, and Citibank, N.A., as Administrative Agent.
Ladies and Gentlemen:
          As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information delivered to us pursuant to the Credit Agreement.
          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.
          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and each Obligor) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, or after such information shall have become public (other than through a violation of Section 11.12 of the Credit Agreement), (ii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent, any other Bank or any of the Co-Lead Arrangers listed on the cover page of the Credit Agreement, (v) in connection with any litigation relating to any Borrower or the Credit Agreement to which you or any one or more of the Banks or the Administrative Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that (x) unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.
          If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 11.06 thereof.
          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.
Very truly yours,
[INSERT NAME OF BANK]
By
The foregoing is agreed to
as of the date of this letter.
[INSERT NAME OF PROSPECTIVE
PARTICIPANT OR ASSIGNEE]
By

EXHIBIT G
[Form of Termination Letter]
[Date]

To	Citibank, N.A.,
as Administrative Agent
[___]
[___]
[___]

Attention: [___]
Ladies and Gentlemen:
          We make reference to the 364-Day Credit Agreement dated as of July 10, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) between American General Finance Corporation (the “Company”), American General Finance, Inc., a corporation incorporated under the laws of the State of Indiana (“AGFI” and together with the Company, the “Borrowers”), the lenders named therein, and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein as defined therein.
          The Company hereby terminates the status as a Borrower of AGFI in accordance with Section 2.10 of the Credit Agreement, effective as of the date of receipt of this notice by the Administrative Agent. The undersigned hereby represent and warrant that all principal of and interest on all Notes of the AGFI and all other amounts payable by AGFI pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not affect any obligation of AGFI heretofore incurred under the Credit Agreement or any obligation which by the terms of the Credit Agreement survives termination thereof.

AMERICAN GENERAL FINANCE
CORPORATION.

By

Title:

AMERICAN GENERAL FINANCE, INC.

By

Title:

EXHIBIT H
[Form of Accession Agreement]
[_______], 200[_]
To Citibank, N.A.,
as Administrative Agent under
the Credit Agreement referred to below
Ladies and Gentlemen:
          Reference is made to the 364-Day Credit Agreement dated as of July 10, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) between American General Finance Corporation, American General Finance, Inc., the lenders named therein and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.
          [                    ] (the “Bank”), the Company and the Administrative Agent each hereby agrees as follows:
     1. [[The Bank has agreed to become an Assuming Bank pursuant to Section 2.12 of the Credit Agreement and, in that connection, hereby agrees with the Administrative Agent and the Company that it shall become a “Bank” under the Credit Agreement on the applicable Commitment Increase Date having a Commitment of $[                    ] and perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.] [The Bank has agreed to become an Increasing Bank pursuant to Section 2.12 of the Credit Agreement and, in that connection, hereby agrees with the Administrative Agent and the Company that its Commitment under the Credit Agreement shall be increased on the applicable Commitment Increase Date by the amount of $[                    ] resulting in a Commitment of the Bank of $[                    ].]]1
     2. The Bank agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, made its own credit analysis of the Borrowers and their Subsidiaries and decision to enter into this Accession Agreement and to make the undertakings herein provided.
     [3. The Bank (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof and such other documents and information as it has deemed appropriate to enter into this Accession Agreement and (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the

[1]	Insert applicable sentence.

Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.]2
          The effective date for this Accession Agreement and the Commitment Increase provided herein shall be [___], 2___, which is the applicable Commitment Increase Date as set forth in a notice by the Company to the Administrative Agent in accordance with Section 2.12 of the Credit Agreement.
          This Accession Agreement shall be governed by, and construed in accordance with, the law of the State of New York. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Accession Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

[2]	To be added only if Accession Agreement is executed by an Assuming Bank.

          IN WITNESS WHEREOF, the Company and the Bank have caused this letter to be duly executed and delivered as of the date first above written.

Very truly yours,

AMERICAN GENERAL FINANCE CORPORATION

By
Name:
Title:

By
Name: Title:

[NAME OF BANK]

By
Name: Title:
Accepted and consented to this
___ day of                     , 200_:
CITIBANK, N.A.,
as Administrative Agent

By
Name: Title: